Exhibit 10.4

AMENDMENT TO SHARE SWAP AGREEMENT

THIS AMENDMENT TO SHARE SWAP AGREEMENT (this “Amendment”) is entered into and made effective as of March 11, 2021, by and between TREASURE GLOBAL INC, a Delaware corporation (the “Company”), TEO CHONG CHAN, a Malaysian citizen (NRIC: 830616-06-5113) (“Chan”), with an address of No. 73, Jalan USJ 13/4, 47620 Subang Jaya, Selangor, Malaysia, OOI JAU LONG, a Malaysian citizen (NRIC: 820306-08-5945) (“Long”), with an address of No. 32, Jalan Perlis, Taman Rakyat, 34600 Kamunting, Perak, Malaysia, and YU WENG LOK, a Malaysian citizen (NRIC: 790607-10-5175) (together with Chan and Long, the “Vendors”), with an address of No. 32, Jalan Setia Impian U13/6E, Setia Alam, 40170 Shah Alam, Selangor, Malaysia. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Share Swap Agreement dated as of March 11, 2021, by and between the Company and the Vendors (the “Share Swap Agreement”).

RECITALS

WHEREAS, the parties to the Share Swap Agreement desire to correct certain terms contained therein; and

WHEREAS, pursuant to Section 9.2 of the Share Swap Agreement, the parties hereto desire to amend the Share Swap Agreement to correct such terms.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1.             Amendments.

(a) Section 3.1 of the Share Swap Agreement is hereby deleted in its entirety and replaced with the following:

“3.1 Completion shall take place on 11 March 2021 unless otherwise determined by the board of directors of the Purchaser.”

(b) Section 3.3 of the Share Swap Agreement is hereby deleted in its entirety and replaced with the following:

“3.3 On Completion, the Purchaser shall deliver or cause to be delivered to the Vendors a certified copy of the resolutions of the board of directors of the Purchaser:

3.3.1 approving the purchase of the Sale Shares; and

3.3.2 resolving to allot and issue the Consideration Shares to the Vendors and/or its nominees(s) on the date that the Certificate of Incorporation of the Purchaser is amended to increase the authorized common stock of the Purchaser to an amount necessary to issue the Consideration Shares to the Vendors and such date shall be no later than October 29, 2021.”

2.             Severability. If any provision of this Amendment, as applied to any party hereto or to any circumstance, shall be found by a court to be void, invalid, or unenforceable, the same shall in no way affect any other provision of this Amendment or the application of any such provision in any other circumstance, or the validity or enforceability of this Amendment.

3.             Entire Understanding. This Amendment and the Share Swap Agreement contain the entire understanding of the parties hereto relating to the subject matter contained herein and supersedes all prior and collateral agreements, understandings, statements, and negotiations of the parties. Each party acknowledges that no representations, inducements, promises, or agreements, oral or written, with reference to the subject matter hereof have been made other than as expressly set forth herein. This Amendment may not be modified or rescinded except by a written agreement signed by both parties.

4.             Notices. All notices under this Amendment shall be in writing and shall be (a) delivered in person, (b) sent by e-mail, or (c) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or overnight express carrier, addressed in each case as provided by the parties hereto (or such other address as may be designated by the party by giving notice in accordance with this Section. All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery; (ii) if sent by e-mail before 2:00 p.m. local time of the recipient, on the day sent if a business day or if such day is not a business day or if sent after 2:00 p.m. local time of the recipient, then on the next business day; (iii) if sent by overnight, express carrier, on the next business day immediately following the day sent; or (iv) if sent by registered or certified mail, on the earlier of the third (3rd) business day following the day sent or when actually received.

5.             Waiver. Failure by either party to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or remedy hereunder at any time be deemed a waiver or relinquishment of such right or remedy.

6.             Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof and applicable to contracts made and to be performed therein.

7.             No Presumption. This Amendmentt shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

8.             Counterparts. This Amendment may be executed in multiple counterparts, delivered by e-mail or such other form of electronic execution and delivery, all of which together shall constitute original copies and one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COMPANY

TREASURE GLOBAL, INC,
a Delaware corporation

By:	/s/ Tan Kok Pin
Name:	Tan Kok Pin
Title:	Chief Executive Officer

VENDORS

/s/ Teo Chong Chan
Teo Chong Chan, a Malaysian citizen

/s/ Ooi Jau Long
Ooi Jau Long, a Malaysian citizen

/s/ Yu Weng Lok
Yu Weng Lok, a Malaysian citizen

Signature Page to Amendment to Share Swap Agreement